Exhibit 99.1

Verastem Oncology Appoints Anil Kapur to Board of Directors

BOSTON – October 20, 2022 – Verastem Oncology (Nasdaq:VSTM), a biopharmaceutical company committed to advancing new medicines for patients with cancer, today announced the appointment of Anil Kapur to its Board of Directors, effective October 20, 2022. Mr. Kapur is the Executive Vice President, Corporate Strategy and Chief Commercial Officer at Geron Corporation.

“Anil’s deep experience in oncology and his track record of product launch and commercial operations excellence will be invaluable as Verastem works to bring its lead compound RAF/MEK clamp VS-6766 in combinations across RAS-driven tumors to patients,” said Michael Kauffman, M.D., Ph.D., Lead Director of the Verastem Oncology Board of Directors. “I am pleased to welcome Anil to the Board of Directors and believe he will be a tremendous source of strategic insights and guidance.”

“I’m looking forward to joining Verastem’s Board of Directors as the Company works to advance its development program toward potential market availability in recurrent low-grade serous ovarian cancer, an area of unmet need,” said Mr. Kapur. “I am excited to combine my experience with the important progress the Company is making in addressing difficult to treat RAS pathway driven tumors through combinations with VS-6766.”

Mr. Kapur is an experienced executive with more than 25 years of experience in pharmaceutical and biotech companies across both US and international markets. He has held senior leadership positions overseeing the launch of significant global brands, building and managing commercial capabilities in both small and large organizations, driving corporate strategy, and managing alliances.

Prior to Geron, Mr. Kapur served as the Chief Commercial Officer at Actinium Pharmaceuticals, Inc. and as the Vice President, Head of Early Assets, Biomarkers and External Innovation for Worldwide Oncology Commercialization at Bristol-Myers Squibb Company. Previously, Mr. Kapur was Vice President, Global Head of Commercial and Portfolio Strategy at Baxalta, Incorporated, which was acquired by Shire PLC in 2016.  Before joining Baxalta, Mr. Kapur served as the Vice President, Commercial Leader Hematology Franchise at Johnson & Johnson's global pharmaceutical strategy organization and in various sales and marketing leadership roles. Mr. Kapur holds a BE from Birla Institute of Technology in India, an MS in Industrial Engineering from Louisiana Tech University, and an MBA from the Fuqua School of Business at Duke University.

About VS-6766

VS-6766 is a RAF/MEK clamp that induces inactive complexes of MEK with ARAF, BRAF and CRAF potentially creating a more complete and durable anti-tumor response through maximal RAS pathway inhibition. VS-6766 is currently in late-stage development.

In contrast to other MEK inhibitors, VS-6766 blocks both MEK kinase activity and the ability of RAF to phosphorylate MEK. This unique mechanism allows VS-6766 to block MEK signaling without the compensatory activation of MEK that appears to limit the efficacy of other inhibitors. The U.S. Food and Drug Administration granted Breakthrough Therapy designation for the combination of Verastem Oncology’s investigational RAF/MEK clamp VS-6766, with defactinib, its FAK inhibitor, for the treatment of all patients with recurrent low-grade serous ovarian cancer (LGSOC) regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.

Verastem Oncology is currently conducting clinical trials with its RAF/MEK clamp in RAS-driven tumors as part of its (Raf And Mek Program). RAMP 201 is a registration-directed trial of VS-6766 alone and in combination with defactinib in patients with recurrent LGSOC. Verastem Oncology has established clinical collaborations with Amgen and Mirati to evaluate LUMAKRAS™ (sotorasib) and adagrasib in combination with VS-6766 in KRAS G12C mutant NSCLC as part of the RAMP 203 and RAMP 204 trials, respectively. As part of the “Therapeutic Accelerator Award” Verastem Oncology received from the Pancreatic Cancer Network (PanCAN), the Company is conducting RAMP 205, a Phase 1b/2 clinical trial evaluating VS-6766 and defactinib with gemcitabine/nab-paclitaxel in patients with front-line metastatic pancreatic cancer.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) (Verastem, Inc.) is a development-stage biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition and focal adhesion kinase (FAK) inhibition. For more information, please visit www.verastem.com.

Forward-Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements related to the potential clinical value of various of its clinical trials, the timing of trials and potential for additional development programs involving Verastem Oncology’s lead compound. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including VS-6766 in combination with other compounds, including defactinib, LUMAKRASTM and others; the occurrence of adverse safety events and/or unexpected concerns that may arise from additional data or analysis or result in unmanageable safety profiles as compared to their levels of efficacy; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will experience manufacturing or supply interruptions or failures; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the VS-6766 license agreement; that we or our other collaboration partners may fail to perform under our collaboration agreements; that we may not have sufficient cash to fund our contemplated operations; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Secura Bio, Inc. will achieve the milestones that result in payments to us under our asset purchase agreement with Secura Bio, Inc.; that we will be unable to execute on our partnering strategies for VS-6766 in combination with other compounds; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission (SEC) on March 28, 2022 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Dan Calkins

Investor Relations

+1 781-469-1694

dcalkins@verastem.com

 Nate LiaBraaten
+1 212-600-1902
nate@argotpartners.com

Media:
Lisa Buffington
Corporate Communications
+1 781-292-4205
lbuffington@verastem.com